EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement"), is dated as of March ___, 2008, by and between China Broadband, Inc., a Nevada corporation, with an address at 17 State Street, Suite 1610, New York, NY 10004 (the "Company"), and Marc Urbach, with an address at ______________, ___________________, New York ___________(the "Executive").

W I T N E S S E T H

WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

2. Term. This Agreement shall commence on the date hereof (the “Commencement Date”) and terminate on the fourth (4th) anniversary thereof, unless sooner terminated as provided in Section 8 of this Agreement (the “Employment Period”). At the expiration of the Employment Period, or any prior extensions thereof, the Employment Period shall automatically be extended, without any action on the part of the Company or the Executive under the then current terms, for additional periods of one (1) year, unless the Company or the Executive shall have submitted a written notice to the other party, not less than sixty (60) days prior to the expiration of the then scheduled Employment Period, stating that the Employment Period will not be further extended.

3. Position and Duties.

(a) During the Employment Period, the Executive shall serve as the President of the Company and of China Broadband, Ltd., its wholly owned subsidiary and may hold similar positions of other direct or indirect subsidiary entities of the Company, and shall have such duties and responsibilities as are consistent with such offices, including, but not limited to, responsibilities relating to the assisting of preparation of financial statements and records of the Company. The Executive shall report directly to the Board of Directors of the Company (the “Board”).

(b) During the Employment Period, the Executive shall perform and discharge his duties and responsibilities well and faithfully and in accordance with the terms and conditions of this Agreement, and shall devote his best talents, efforts and abilities to the performance of his duties hereunder.

(c) During the Employment Period, and unless modified as provided in Section 3(d) below, the Executive shall be a full time employee and shall devote his attention and energy to performing his duties and responsibilities hereunder and shall have no other employment and no other material outside business activities whatsoever other than his activities for Profile Lamps Inc., and Tri-State Trading LLC, which activities exist on the date hereof which activities may be continued provided that they do not materially interfere with Executive’s obligations to the Company; provided, however, that the Executive shall not be precluded from making passive investments or from serving in a consulting capacity consistent with his current consulting practice, each of which do not require the devotion of any significant time or effort that would interfere with his responsibilities to the Company and its subsidiaries. It is also understood and agreed that Executive has other business interests and activities which he may continue and that Executive shall not have an obligation to present all business opportunities, ideas, resources or developments to the Company, i.e., such opportunities do not directly compete with the Company’s business. The Executive warrants, represents and covenants that such other activities will not materially interfere or conflict with his obligations herein and that the entry into this Agreement will not conflict with, result in a breach of or violate any other employment or consulting arrangement that he is a party to or that he will become a party to during the term, or violate fiduciary obligations or responsibilities to any other entity.

(d) In the event that Executive wishes to reduce his hours and time commitments with the Company he may do with no less than 30 calendar days’ notice to the Company providing the date of reduction in the time commitment, at which date Executive shall remain an employee but his Base Salary and Bonus Salary (each as hereinafter defined) shall be reduced to half of the then existing Base Salary in effect for Executive. Notwithstanding the foregoing, Executive may not during the Employment Period of employ enter into agreements or contracts or business arrangements that conflict with his duties for the Company. At such time, Executive’s title may also be revised as the discretion of the Board.

4. Compensation.

(a) Base Salary. In consideration for the Executive's services hereunder, the Company shall pay the Executive a minimum annual salary (as the same shall be increased from time to time at the discretion of the Board, the "Base Salary") of One Hundred Twenty Thousand ($120,000.00) Dollars, payable in accordance with the customary payroll practices of the Company, but not less frequently than monthly. At each annual anniversary of the Commencement Date during the Employment Period or any additional period of employment beyond the Employment Period, Employee and Employer shall meet and review Employee’s performance and shall in good faith discuss an increase in Base Salary taking into consideration, among other factors, performance, revenues and profitability of the Company and comparable market compensation for executives in similar positions with comparable companies.

(b) Bonus. In addition to the Base Salary, the Executive shall be entitled to receive discretionary bonuses determined by the Board (or Compensation Committee) at times and upon meeting certain performance objectives to be agreed and accepted by the Board (or Compensation Committee) in its sole discretion.

(c) Stock Option Grants. In partial consideration for the Executive’s execution of this Agreement, and the services to be provided by the Executive to the Company hereunder, the Company shall approve the grant to the Executive, effective as of the Execution of this Agreement (“Issue Date”) and to be delivered as soon thereafter as possible, pursuant to a stock option plan of the Company, incentive stock options to purchase 100,000 shares of common stock of the Company, which shall become exercisable in equal installments of 25%, on the date of issuance and on each of the three anniversaries following the Commencement Date during the Employment Period, subject to continued employment, of a duration and at an exercise prices at the fair market value at the time of issuance (the "Options"). However, in the event that there is a change of control of the Company as defined below (and presuming that the Employment Period has not terminated), the stock options set forth above shall accelerate and all options shall be exercisable immediately.

(d) Withholding. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with applicable law and the Company's policies applicable to executives of the Company.

5. Benefits. During the Employment Period, the Company shall provide the Executive with the following benefits:

(a) Medical, Health and Dental Insurance Benefits. In the event that Employee is covered under his spouse’s employment benefit plan, the Company shall reimburse employee on a monthly basis for all payments made to spouse’s employer to continue coverage on her plan. However, in the event Employee is not covered or is taken off of spouse’s plan, the Company shall at its own expense provide the Executive and his eligible dependents with the medical, health and, to the extent offered, dental insurance coverage provided by the Company generally to its Executives. Nothing herein shall prevent the Company from amending and/or terminating the coverages and/or plans described in this Section 5(a); provided, however, that such amendment and/or termination is applicable generally to the Executives of the Company.

(b) 401(k) Plan. The Executive shall have the ability to participate in any Company 401(k) Plan, defined benefit or contribution plan or other retirement plan made available by the Company to its employees, in accordance with the terms and conditions of such plan with equal or greater profit sharing and contributions by the Company as offered by the Company to employees and executives generally.

(c) Liability Insurance. The Executive shall be included as a covered person under the liability insurance coverage generally provided to officers and managers of the Company and shall be a covered person during the term of his Employment. Notwithstanding the foregoing, the Company agrees to indemnify the Executive against all costs, damages and expenses, including attorneys' fees, incurred by the Executive as a result of claims by third parties arising out of or from the Executive's lawful acts as an Executive of the Company, provided such acts are not grossly negligent and are performed in good faith and in a manner reasonably believed by the Executive to be in the Company's best interests; and provided, further, that such acts do not relate to any claims relating to or other business activities or positions held by the Executive, or conflicts of interest or the Executive relating to the same. Any counsel employed to defend the Executive in any such action shall be reasonably acceptable to the Executive and the Company. Any counsel appointed by any insurance carrier for the Company shall be deemed acceptable. It is the intent of the parties that the obligation imposed by this paragraph will survive the termination of this Agreement.

(d) [Omitted.]

(e) Automobile Allowance.  During the Employment Period, the Company shall reimburse Executive the amount of $600 per month as an allowance for the use of Executive’s automobile, insurance and fuel costs.

(f) Other Benefits. The Company shall make available to the Executive any and all other Executive or fringe benefits (in accordance with their terms and conditions) which the Company may make available to its other Executives.

6. Reimbursement of Expenses. During the Employment Period, the Company shall pay or reimburse the Executive for all reasonable travel (at business class level for international flights), entertainment and other business expenses actually incurred or paid by the Executive in the performance of his duties hereunder upon presentation of expense statements and/or such other supporting information as the Company may reasonably require of the Executive.

7. Vacation. The Executive shall be entitled to no less than two (2) weeks of paid vacation during each full calendar year of the Employment Period (and a pro rata portion thereof for any portion of the Employment Period that is less than a full calendar year); provided, however, that no single vacation may exceed two consecutive weeks in duration and such vacation shall be scheduled in a manner that does not conflict with, and will permit Executive to devote time for, the preparation and filing of periodic financial reports and non-periodic reports or registration statements of the Company that are required to be filed with the Securities and Exchange Commission. Unused vacation may not be carried over to successive years.

8. Termination. The employment of the Executive hereunder may be terminated prior to the expiration of the Employment Period in the manner described in this Section 8.

(a) Termination upon Death. The employment of the Executive hereunder shall terminate immediately upon his death.

(b) Termination upon Disability. The Company shall have the right to terminate this Agreement during the continuance of any Disability of the Executive, as hereafter defined, upon fifteen (15) days’ prior notice to the Executive during the continuance of the Disability.

(c) Termination by the Company Without Good Cause. The Company shall have the right to terminate the Executive's employment hereunder without Good Cause (as such term is defined herein) by written notice to the Executive.

(d) Termination by the Company for Good Cause. The Company shall have the right to terminate the employment of the Executive for Good Cause by written notice to the Executive specifying the particulars of the circumstances forming the basis for such Good Cause.

(e) Voluntary Resignation by the Executive. The Executive shall have the right to voluntarily resign his employment hereunder for other than Good Reason (as such term is defined herein) by written notice to the Company.  Additionally, the Executive shall have the right, upon providing the notice set forth in Section 3(d) above, to reduce his time commitments to the Company.

(f) Resignation by the Executive for Good Reason. The Executive shall have the right to terminate his employment for Good Reason by written notice to the Company specifying the particulars of the circumstances forming the basis for such Good Reason.

(g) Termination Date. The "Termination Date" is the date as of which the Executive's employment with the Company terminates. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date.

(h) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) "Disability" shall mean an inability by the Executive to perform a substantial portion of the Executive’s duties hereunder by reason of physical or mental incapacity or disability for a total of ninety (90) days or more in any consecutive period of three hundred and sixty five (365) days, as determined by the Board in its good faith judgment.

(ii) "Good Cause" as used herein, shall mean (A) the commission of a felony, or a crime involving moral turpitude, or the commission of any other act or omission involving dishonesty, disloyalty, or fraud with respect to the Company; (B) conduct tending to bring the Company or any of its affiliates into substantial public disgrace or disrepute; (C) substantial and repeated failure to perform duties as reasonably directed by the Board; (D) negligence or willful misconduct with respect to the Company or any of its affiliates; or (E) any material misrepresentation by the Executive under this Agreement; provided, however, that such Good Cause shall not exist unless the Company shall first have provided the Executive with written notice specifying in reasonable detail the factors constituting such Good Cause, as applicable, and such factors shall not have been cured by the Executive within thirty (30) days after such notice or such longer period as may reasonably be necessary to accomplish the cure.

(iii) "Good Reason" means the occurrence of any of the following events:

(A) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's then position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action or actions by the Company which when taken as a whole results in a significant diminution in the Executive's position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(B) a material breach by the Company of one or more provisions of this Agreement, provided that such Good Reason shall not exist unless the Executive shall first have provided the Company with written notice specifying in reasonable detail the factors constituting such material breach and such material breach shall not have been cured by the Company within thirty (30) days after such notice or such longer period as may reasonably be necessary to accomplish the cure;

(C) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

9. Obligations of Company on Termination. Notwithstanding anything in this Agreement to the contrary, the Company's obligations on termination of the Executive's employment shall be as described in this Section 9.

(a) Obligations of the Company in the Case of Termination Without Good Cause or Resignation by the Executive for Good Reason. In the event that prior to the expiration of the Employment Period, the Company terminates the Executive's employment, pursuant to Section 8(c), without Good Cause, or the Executive resigns, pursuant to Section 8(f), for Good Reason, the Company shall provide the Executive with the following:

(i) Severance Payments. The Company shall pay the Executive at the rate(s) which would otherwise have been in effect pursuant to Section 4 above:

A) the Base Salary otherwise payable to the Executive for a period of two (2) months;

(B) any Base Salary, bonuses, vacation and unreimbursed expenses accrued but unpaid as of the Termination Date; and

(C) all stock options granted by the Company to the Executive pursuant to this agreement, shall become vested, accelerate and become immediately exercisable, at the stated exercise price, with the number of shares and exercise price adjusted for any stock splits and capital reorganizations that occur subsequent to the Commencement Date.

(ii) Medical and Health Insurance. The Company shall, at its sole expense, provide the Executive (and his dependents) with coverage under (and in accordance with the terms and conditions of) the Company's medical, health, disability and dental insurance plans, as in effect from time to time, for the period of three (3) months; provided, however, that to the extent such coverage may be unavailable under such medical, health, disability and dental insurance plans due to restrictions imposed by the insurer(s) under such plans, the Company shall take such action as may be required to provide equivalent benefits from other sources.

(b) Obligations of the Company in case of Termination for Death, Disability, Voluntary Resignation or Good Cause. Upon termination of the Executive's employment upon his death (pursuant to Section 8(a)), as a result of his Disability (pursuant to Section 8(b), for Good Cause (pursuant to Section 8(d)), or as a result of the voluntary resignation of the Executive (pursuant to Section 8(e)), the Company shall have no payment or other obligations hereunder to the Executive, except for the payment of any Base Salary, bonuses, benefits or unreimbursed expenses accrued but unpaid as of the date of such termination.

10. Covenants of the Executive.

(a) Confidentiality.

(i) The Executive recognizes that the Executive’s position with the Company is one of trust and confidence. The Executive acknowledges that, the Company has devoted substantial time and effort and resources to developing the Company's business and clients, and that during the course of the Executive’s employment with the Company, the Executive will necessarily become acquainted with confidential information relating to the clients or potential clients (including names, addresses and telephone numbers) of the Company, and the Company's investments or potential investments in and/or financings and/or potential financings to be provided to these clients or potential clients, and trade secrets, processes, methods of operation and other information, which the Company regards as confidential and in the nature of trade secrets (collectively, "Confidential Information"). The Executive acknowledges and agrees that the Confidential Information is of incalculable value to the Company and that the Company would suffer damage if any of the Confidential Information was improperly disclosed.

(ii) The Executive recognizes that because of the opportunities and support so provided to the Executive and because of Executive's access to the Company's Confidential Information, Executive would be in a unique position to divert business from the Company and to commit irreparable damage to the Company were Executive to be allowed to divulge any of the Confidential Information.

(iii) The Executive covenants and agrees that the Executive will not, at any time during or after the termination of the Executive’s relationship with the Company, regardless of whether termination is initiated by either Executive or the Company, reveal, divulge, or make known to any person, firm or corporation, any Confidential Information made known to the Executive or of which the Executive has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by the efforts of the Executive, except and to the extent that such disclosure is necessary to carry out the Executive’s duties for the Company. The Executive further covenants and agrees that the Executive shall retain all Confidential Information in trust for the sole benefit of the Company, and will not divulge or deliver or show any Confidential Information to any unauthorized person including, without limitation, any other employer of the Executive, and the Executive will not make use thereof in an independent business related to the business of the Company; provided, however, that the Executive has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Executive; and provided, further, that the Executive may continue his involvement with other business or ventures that do not interfere with or conflict with his duties for the Company.

(iv) The Executive agrees that, upon termination of the Executive’s employment with the Company, for any reason whatsoever, or for no reason, and at any time, the Executive shall return to the Company all papers, documents and other property of the Company placed in the Executive’s custody or obtained by the Executive during the course of the Executive’s employment which relate to Confidential Information, and the Executive will not retain copies of any such papers, documents or other property for any purpose whatsoever.

(b) Non-Competition. The Company is a China based broadband cable internet company (the "Business"). Executive acknowledges that during his employment with the Company he will become familiar with trade secrets and other information relating to the Company and its Business, and that his services have been and will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, during the Employment Period, and for four (4) months thereafter (collectively, the "Non-Compete Period"), he will not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including, without limitation, on his own behalf or on behalf of another entity, except for banks or other financial institutions not owned by Executive) which competes either directly or indirectly with the Company in the Business, in any market in which the Company is operating, or is reasonably likely to be operating at any given point in time during the Employment Period, or as of the end of the Employment Period if the Employment Period has ended. Nothing in this Section 10(b) will be deemed to prohibit the Executive from being a passive owner of less than 5% of the outstanding stock of a corporation engaged in a competing business as described above of any class which is publicly traded, so long as Executive has no direct or indirect participation in the business of such corporation.

(c) Non-Solicitation of Business. Executive will not, during the Employment Period, or at any time within the six (6) month period immediately following his termination from employment, regardless of whether termination is initiated by Executive or by the Company, for any reason, solicit or assist any other person to solicit, whether directly or indirectly, any business (other than for the Company) from any entity: (i) into which the Company has invested; (ii) for which the Company has provided financing; (iii) for which the Company has been engaged to provide any kind of services, including but not limited to, advisory services and providing financial analyses; (iv) that has either invested in, or participated in a financing for, a client of the Company; or (v) that has either been solicited by the Company to invest in, or participate in a financing for, a client of the Company.

(d) Non-Solicitation of Employees and Independent Contractors. Executive will not, during the Employment Period, or at any time following his termination from employment, regardless of whether termination is initiated by Executive or by the Company, for any reason, directly or indirectly (i) induce or attempt to induce any employee or full-time independent contractor of the Company to leave the employ or contractual relationship with the Company, or in any way interfere with the relationship between the Company and any employee or full-time independent contractor thereof, (ii) solicit for employment or as an independent contractor any person who was an employee or full-time independent contractor of the Company at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier or other business relation and the Company.

(e) Work Product. The Executive agrees that all innovations, inventions, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relate to the Company’s Business, or any business which the Company has taken significant action to pursue, and which are conceived, developed or made by the Executive during the Employment Period (any of the foregoing, hereinafter "Work Product"), belong to the Company. The Executive will promptly disclose all such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments). The Company specifically disclaims any ownership or rights to businesses or opportunities relating to businesses set forth in Section 3(d), or other similar or dissimilar businesses that are disclosed to the Board and which do not compete with the Company’s Business.

(f) No Conflict. The Executive represents and warrants to the Company that the Executive is not, and covenants that during the term will not be, a party to or bound by any employment agreement, noncompete agreement, shareholder or similar agreement or confidentiality agreement with any other person or entity or any other agreement which would prevent or limit his ability to enter into this Agreement or perform his obligations hereunder, or result in a breach of his fiduciary duties to the Company or such other entity.

(g) Enforcement.

(i) The Executive acknowledges that the Company will suffer substantial and irreparable damages not readily ascertainable or compensable in terms of money in the event of the breach of any of the Executive’s obligations under Sections 10(a) through (e) hereof. The Executive therefore agrees that the provisions of Sections 10(a) through (e) shall be construed as an agreement independent of the other provisions of this Agreement and any other agreement and that the Company, in addition to any other remedies (including damages) provided by law, shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction thereof. Accordingly, in addition to all of the Company's rights and remedies under this Agreement, including but not limited to, the right to the recovery of monetary damages from the Executive, the Company shall be entitled, and the Executive hereby consents, to the issuance by any court of competent jurisdiction of temporary, preliminary and permanent injunctions, without bond, enjoining any such breach or threatened breach by the Executive. The Executive's sole remedy in the event of any injunction or order shall be dissolution thereof, if warranted, upon duly held hearing in a court of competent jurisdiction. The Executive hereby waives all claims for damages for wrongful issuance of any such injunction.

The rights and remedies set forth in this Section 10(f) shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

(ii) If at any time any of the provisions of this Section 10 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 10 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and the Executive agrees that this Section 10, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

(iii) The Executive agrees to cooperate with the Company, during the Employment Period and thereafter (including following the Executive’s termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any of its affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any affiliate, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Company’s Board or its representatives or counsel, or representatives or counsel to the Company, or any affiliate as reasonably requested; provided, however, that the same does not materially interfere with his then current professional activities and is not contrary to the best interests of the Executive. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses and loss of income actually incurred in connection with his provision of testimony or assistance.

11. Indemnification. The Company hereby agrees to indemnify and hold harmless the executive to the full extent permitted by the Nevada Revised Statutes and other relevant statutes conditioned on Executive’s faithful fulfillment of its duties herein. The Company agrees to advance to the Executive, as and when incurred by the Executive, all costs and expenses arising from any claim as to which the Company is providing indemnification hereunder.

12. Insurance. The Company may, for its own benefit, in it sole discretion, maintain “key-man” life and disability insurance policies covering the Executive. The Executive shall cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company’s obtaining and maintaining such policies.

13. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each other provision hereof shall be enforceable and valid to the fullest extent permitted by law.

14. Successors and Assigns.

(a) This Agreement and all rights under this Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Any entity succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

15. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of laws rules thereof.

16. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by Arbitration in New York County, New York, by and in accordance with the Commercial Rules of the American Arbitration Association then in effect in accordance with the laws of the State of New York, and the judgment upon any award rendered by the arbitrator or arbitrators may be entered in any court having competent jurisdiction thereof. The award of the Arbitrator shall be final, non-appealable and binding upon the parties hereto and their respective successors and permitted assigns. The prevailing party shall be entitled to reimbursement of reasonable attorney fees and costs.

17. Notices. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one business day after the date of delivery by Federal Express, certified mail, or other reputable overnight delivery service, addressed to the parties at their addresses first set forth above, or to such other addresses furnished by notice given in accordance with this Section 17, with a copy to:

If on behalf of the Company:

Hodgson Russ LLP
1540 Broadway, 24th Floor
New York, NY 10036
Fax: 646-943-7078
Attn: Ronniel Levy, Esq.

If on behalf of the Executive:

Sandor D. Krauss, Esq.
1040 Avenue of the Americas, Suite 1101
New York, New York  10018
Fax: 212-656-1543

18. Complete Understanding. Except as expressly provided below, this Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between the Executive and the Company and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

19. Modification; Waiver.

(a) This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

20. Headings and Word Meanings. Headings and titles in this Agreement are for convenience of reference only and shall not control the construction or interpretation of any provisions hereof. The words “herein,” “hereof,” “hereunder” and words of similar import, when used anywhere in this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural unless the context otherwise requires.

21. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

22. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.

CHINA BROADBAND, INC.

By:
Witness	Name: Its:

EXECUTIVE:

Witness	Marc Urbach